Exhibit 99.9(a)

[Skadden, Arps, Slate, Meagher and Flom LLP Letterhead]

June 1, 2007

BlackRock Funds II
100 Bellevue Parkway

Wilmington, Delaware 19809

Re:  Offering of shares of BlackRock Funds II

Ladies and Gentlemen:

We have acted as special counsel to BlackRock Funds II (the “Fund”), a voluntary association with transferable shares organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts (commonly referred to as a “Massachusetts business trust”), in connection with its offering of the following shares of beneficial interests of BlackRock Funds II: Class A-1, Class A-2, Class A-3, Class A-6, Class A-12, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class C-1, Class C-2, Class C-3, Class C-4, Class C-5, Class C-12, Class D-1, Class D-2, Class D-3, Class D-4, Class D-5, Class D-6, Class D-12, Class E-1, Class E-2, Class E-3, Class E-4, Class E-5, Class E-6, Class E-12, Class F-1, Class F-2, Class F-3, Class F-4, Class F-5, Class F-6, Class F-12, Class G-1, Class G-2, Class G-3, Class G-4, Class G-5, Class G-6, Class G-8, Class G-10, Class G-12, Class H-1, Class H-2, Class H-3, Class H-4, Class H-5, Class H-6, Class H-12, Class I-1, Class I-2, Class I-3, Class I-4, Class I-5, Class I-6, Class I-12, Class J-1, Class J-2, Class J-3, Class J-4, Class J-5, Class J-12, Class K-1, Class K-2, Class K-3, Class K-4, Class K-5, Class K-6, Class K-12, Class L-1, Class L-2, Class L-3, Class L-4, Class L-5, Class L-6, Class L-8, Class L-10, Class L-12, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class N-1, Class N-2, Class N-3, Class N-4, Class N-5, Class O-1, Class O-2, Class O-3, Class O-4, Class O-5, Class P-1, Class P-2, Class P-3, Class P-4, Class P-5, Class Q-3, Class R-2, Class R-3, Class R-6, Class R-12, Class S-2, Class S-3, Class S-5, Class S-12, Class T-2, Class T-3, Class T-5, Class T-12, Class U-2, Class U-3, Class U-5, Class U-12, Class V-2, Class V-3, Class V-5, Class V-12, Class W-2, Class W-3, Class W-12, Class X-2, Class X-3, Class X-12, Class Y-2, Class Y-3, Class Y-12, Class Z-2, Class Z-3, Class Z-12, Class AA-2, Class AA-3, Class AA-12, Class BB-2, Class BB-3, Class BB-12, Class CC-2, Class CC-3, Class CC-12, Class DD-2, Class DD-3, Class DD-12, Class EE-2, Class EE-3 and Class EE-12 (collectively, the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

(a)      the registration statement of the Fund on Form N-1A, dated as of May 03, 2007, as amended by Pre-Effective Amendment No. 1, dated as of the date hereof (the “Registration Statement”);

(b)      the certificate of Brian P. Kindelan, Assistant Secretary of the Fund, dated as of the date hereof (the “Officer’s Certificate”);

(c)      the Declaration of Trust of the Fund, initially executed on April 26, 2007 and incorporated by reference as Exhibit 1(a) of the Registration Statement, as amended by Amendment No. 1 to the Declaration of Trust of the Fund, as filed with the Securities and Exchange Commission (the “Commission”) as Exhibit 1(b) of the Registration Statement;

(d)      the Code of Regulations of the Fund incorporated by reference to Exhibit 2(a) to the Registration Statement; and

(e)      resolutions adopted by the Board of Trustees of the Fund on May 31, 2007 authorizing the issuance of the Shares, as attached to the Officer’s Certificate.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Fund, including the statements contained in the Officer’s Certificate described above.

We do not express any opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Massachusetts.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when duly registered for sale under the Act and issued for the consideration described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable (except as described herein).  Pursuant to certain decisions of the Supreme Judicial Court of the Commonwealth of Massachusetts, shareholders of a Massachusetts business trust may, in certain circumstances, be assessed or held personally liable as partners for the obligations of a Massachusetts business trust.  Even if the Fund were held to be a partnership, however, the possibility of the holders of the Shares incurring personal liability for financial losses of the Fund appears remote because (a) Section 9.5 of the Declaration of Trust contains an express disclaimer of liability for holders of shares of beneficial interests of the Fund, including the Shares, for the obligations of the Fund and requires that a recitation of such disclaimer be included in every note, bond, contract, order, or other undertaking issued by or on behalf of the Fund or the trustees of the Fund, and (b) Section 9.6 of the Declaration of Trust provides for indemnification out of the assets of the trust belonging to the classes of shares with the same alphabetical designation as that of the Shares owned by such shareholder for all loss and expense arising solely from being or having been a holder of such Shares.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher and Flom LLP